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Exhibit 23.2

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                                     Re: Colonial Properties Trust
                                         (File No. 333-_____________)
                                         Registration on Form S-3



We are aware that our reports dated April 18, 1997 and July 15, 1997 on our reviews of interim financial information of Colonial Properties Trust (the Company) for the periods ended March 31, 1997 and June 30, 1997, respectively, and included in the Company's quarterly reports on Forms 10-Q for the quarters then ended, are incorporated by reference in this registration statement on Form S-3 as filed with the Securities and Exchange Commission on October 23, 1997. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                                    /s/ Coopers & Lybrand L.L.P.

                                                        COOPERS & LYBRAND L.L.P.

Birmingham, Alabama
October 23, 1997